Exhibit 99.1

Entegris Reports Financial Results for Third Quarter of Fiscal 2013

•	Revenue of $164.6 million, down 7 percent sequentially

•	GAAP net income of $17.8 million, or $0.13 per share; Non-GAAP net income of $18.9 million, or $0.14 per share

•	Operating margin of 14.5 percent; Adjusted operating margin of 14.8 percent

•	Net cash generated from operations of $32.4 million

BILLERICA, Mass., October 22, 2013 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s third quarter ended September 28, 2013.

The Company recorded third-quarter sales of $164.6 million, a decline of 7 percent sequentially, and an 11 percent decline from the prior year third quarter. Third-quarter operating margin was 14.5 percent, with an adjusted operating margin of 14.8 percent, excluding amortization of intangible assets of $2.3 million and a contingent consideration fair value adjustment of $1.8 million. Net income for the third quarter was $17.8 million, or $0.13 per share. Non-GAAP earnings per share of $0.14 in the third quarter of 2013 compared to $0.15 in the second quarter of 2013 and $0.16 in the third quarter of 2012. A reconciliation table of GAAP to non-GAAP earnings per share and operating margin is contained in this press release.

For the first nine months of fiscal 2013, sales were $507.2 million, down 7 percent from the first nine months of 2012. Net income for the first nine months of 2013 was $54.0 million, or $0.39 per share, compared to $57.6 million, or $0.42 per share, for the same period a year ago. Non-GAAP earnings per share for the first nine months of 2013 were $0.42 per share versus $0.46 per share a year ago.

Bertrand Loy, president and chief executive officer, said: “After a strong second quarter, our third quarter sales declined as we expected. The results reflect a mixed industry picture, as pockets of intensified technology spending by some semi makers were in contrast with slowing industry production rates for some high-end devices. Even so, order trends for our products were favorable through the end of the quarter and point to higher revenues in the fourth quarter.”

“Despite the low revenue levels for the third quarter, I was pleased with the operating results. We reduced our operating expenses even as we increased our investment in R&D as planned to further the development of a variety of contamination control solutions for customers’ advanced processes. Cash flow was strong as we generated $32 million of cash from operations,” said Loy.

For the fiscal fourth quarter ending December 31, 2013, the Company expects sales to be approximately $165 million to $175 million, and EPS to range between $0.10 and $0.12 per share. On a non-GAAP basis, EPS is expected to range from $0.11 to $0.13 per share, which reflects net income on a non-GAAP basis in the range of $15 million to $18 million, which is adjusted for expected amortization expense of $2.3 million or $0.01 per share.

Third-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the third quarter on Tuesday, October 22, 2013, at 10:00 a.m. Eastern Time. Participants should dial 719-325-2454 or toll-free 888-572-7034, referencing confirmation code 5517160. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available starting October 22 at 1:00 p.m. (ET) until December 5, 2013. The replay can be accessed by using passcode 5517160 after dialing 719-457-0820 or 888-203-1112. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

Please also refer to Management’s slide presentation concerning third quarter results which will be referred to during the call. This presentation will be posted on the investor relations section of www.entegris.com Tuesday morning before the call.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-technology industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2012, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	September 28, 2013	September 29, 2012	June 29, 2013
Net sales	$164,585	$184,449	$177,544
Cost of sales	94,453	102,517	99,974

Gross profit	70,132	81,932	77,570
Selling, general and administrative expenses	31,746	39,095	35,397
Engineering, research and development expenses	13,947	13,314	13,427
Amortization of intangible assets	2,343	2,389	2,359
Contingent consideration fair value adjustment	(1,813)	—	—

Operating income	23,909	27,134	26,387
Other expense (income), net	963	1,441	(910)

Income before income taxes	22,946	25,693	27,297
Income tax expense	5,139	7,656	7,516

Net income	$17,807	$18,037	$19,781

Basic net income per common share:	$0.13	$0.13	$0.14
Diluted net income per common share:	$0.13	$0.13	$0.14
Weighted average shares outstanding:
Basic	138,904	137,453	139,255
Diluted	139,482	138,499	139,751

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Nine months ended
	September 28, 2013	September 29, 2012
Net sales	$507,199	$548,085
Cost of sales	292,369	307,163

Gross profit	214,830	240,922
Selling, general and administrative expenses	99,564	110,132
Engineering, research and development expenses	39,547	38,029
Amortization of intangible assets	6,989	7,259
Contingent consideration fair value adjustment	(1,813)	—

Operating income	70,543	85,502
Other (income) expense, net	(1,295)	636

Income before income taxes	71,838	84,866
Income tax expense	17,853	27,300
Equity in net income of affiliates	—	(3)

Net income	$53,985	$57,569

Basic net income per common share:	$0.39	$0.42
Diluted net income per common share:	$0.39	$0.42
Weighted average shares outstanding:
Basic	139,061	137,119
Diluted	139,688	138,247

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 28, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$358,782	$330,419
Short-term investments	—	19,995
Accounts receivable, net	106,757	94,016
Inventories	97,426	99,144
Deferred tax assets, deferred tax charges and refundable income taxes	13,063	20,201
Other current assets and assets held for sale	9,878	15,549

Total current assets	585,906	579,324
Property, plant and equipment, net	179,178	157,021
Intangible assets	45,819	47,207
Deferred tax assets – non-current	15,833	17,167
Other assets	20,923	10,825

Total assets	$847,659	$811,544

LIABILITIES AND EQUITY
Accounts payable	$37,094	$36,341
Accrued liabilities	48,710	51,263
Income tax payable and deferred tax liabilities	6,733	5,659

Total current liabilities	92,537	93,263
Other liabilities	21,036	23,482
Shareholders’ equity	734,086	694,799

Total liabilities and shareholders’ equity	$847,659	$811,544

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Operating activities:
Net income	$17,807	$18,037	$53,985	$57,569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,205	7,349	21,812	20,862
Amortization	2,343	2,389	6,989	7,259
Stock-based compensation expense	2,090	4,096	5,859	8,030
Other	1,388	(861)	4,148	515
Changes in operating assets and liabilities:
Trade accounts and notes receivable	2,763	6,045	(16,722)	(4,290)
Inventories	580	1,374	(2,555)	(9,623)
Accounts payable and accrued liabilities	4,389	784	(970)	1,528
Income taxes payable and refundable income taxes	(2,285)	(3,225)	5,239	(546)
Other	(3,842)	(2,673)	(3,092)	(4,483)

Net cash provided by operating activities	32,438	33,315	74,693	76,821

Investing activities:
Acquisition of property and equipment	(14,899)	(8,999)	(49,030)	(39,116)
Acquisition of business, net of cash acquired	—	—	(13,358)	(2,961)
Proceeds from maturities of short-term investments	—	—	20,000	—
Other	141	(7,995)	6,688	(7,812)

Net cash used in investing activities	(14,758)	(16,994)	(35,700)	(49,889)

Financing activities:
Issuance of common stock	345	495	6,667	4,689
Repurchase and retirement of common stock	(5,444)	—	(14,826)	(427)
Other	184	509	1,125	1,336

Net cash (used in) provided by financing activities	(4,915)	1,004	(7,034)	5,598

Effect of exchange rate changes on cash	2,606	3,640	(3,596)	1,707

Increase in cash and cash equivalents	15,371	20,965	28,363	34,237
Cash and cash equivalents at beginning of period	343,411	286,865	330,419	273,593

Cash and cash equivalents at end of period	$358,782	$307,830	$358,782	$307,830

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three months ended			Nine months ended
Net sales	September 28, 2013	September 29, 2012	June 29, 2013	September 28, 2013	September 29, 2012
Contamination Control Solutions	$105,150	$112,876	$114,634	$323,745	$351,572
Microenvironments	42,520	54,421	45,869	132,521	139,691
Specialty Materials	16,915	17,152	17,041	50,933	56,822

Total net sales	$164,585	$184,449	$177,544	$507,199	$548,085

	Three months ended			Nine months ended
Segment profit	September 28, 2013	September 29, 2012	June 29, 2013	September 28, 2013	September 29, 2012
Contamination Control Solutions	$25,044	$27,166	$28,581	$75,703	$93,917
Microenvironments	8,635	16,771	9,364	27,324	30,823
Specialty Materials	2,001	2,112	1,900	6,117	11,184

Total segment profit	35,680	46,049	39,845	109,144	135,924
Amortization of intangibles	(2,343)	(2,389)	(2,359)	(6,989)	(7,259)
Contingent consideration fair value adjustment	1,813	—	—	1,813	—
Unallocated expenses	(11,241)	(16,526)	(11,099)	(33,425)	(43,163)

Total operating income	$23,909	$27,134	$26,387	$70,543	$85,502

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 28, 2013	September 29, 2012	June 29, 2013	September 28, 2013	September 29, 2012
Net sales	$164,585	$184,449	$177,544	$507,199	$548,085

Net income	$17,807	$18,037	$19,781	$53,985	$57,569
Adjustments to net income:
Equity in net income of affiliates	—	—	—	—	(3)
Income tax expense	5,139	7,656	7,516	17,853	27,300
Other expense (income), net	963	1,441	(910)	(1,295)	636

GAAP – Operating income	23,909	27,134	26,387	70,543	85,502
Amortization of intangible assets	2,343	2,389	2,359	6,989	7,259
Contingent consideration fair value adjustment	(1,813)	—	—	(1,813)	—
Charge associated with CEO succession and transition plan	—	3,928	—	—	3,928

Adjusted operating income	24,439	33,451	28,746	75,719	96,689
Depreciation	7,205	7,349	7,311	21,812	20,862

Adjusted EBITDA	$31,644	$40,800	$36,057	$97,531	$117,551

Adjusted operating margin	14.8%	18.1%	16.2%	14.9%	17.6%
Adjusted EBITDA – as a % of net sales	19.2%	22.1%	20.3%	19.2%	21.4%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 28, 2013	September 29, 2012	June 29, 2013	September 28, 2013	September 29, 2012
GAAP net income	$17,807	$18,037	$19,781	$53,985	$57,569
Adjustments to net income:
Amortization of intangible assets	2,343	2,389	2,359	6,989	7,259
Charge associated with CEO succession and transition plan	—	3,928	—	—	3,928
Gain associated with equity investments	—	—	—	—	(1,522)
Contingent consideration fair value adjustment	(1,813)	—	—	(1,813)	—
Reclassification of cumulative translation adjustment associated with liquidated subsidiary	739	—	—	739	—
Tax effect of adjustments to net income	(190)	(2,301)	(851)	(1,865)	(3,802)

Non-GAAP net income	$18,886	$22,053	$21,289	$58,035	$63,432

Diluted earnings per common share	$0.13	$0.13	$0.14	$0.39	$0.42
Effect of adjustments to net income	$0.01	$0.03	$0.01	$0.03	$0.04
Diluted non-GAAP earnings per common share	$0.14	$0.16	$0.15	$0.42	$0.46

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